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                                                                    EXHIBIT 99.1



                          SECURITIES PURCHASE AGREEMENT


               Securities Purchase Agreement (the "AGREEMENT"), dated as of September 19, 1997, between Planet Polymer Technologies, Inc., a California corporation (the "COMPANY"), and Special Situations Private Equity Fund, L.P., a Delaware limited partnership (the "INVESTOR").

               In consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

               1. Sale of Stock and Warrant; Closing.

               (a) Purchase and Sale. Subject to the terms and conditions hereof, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 500,000 shares (individually, a "PREFERRED SHARE" and, collectively, the "PREFERRED SHARES") of Series A Convertible Preferred Stock, without par value, of the Company, and a warrant, substantially in the form of Exhibit A hereto (the "WARRANT"), to purchase up to 375,000 shares (the "WARRANT SHARES") of common stock, without par value, of the Company (the "COMMON STOCK"). The rights, preferences and privileges of the Preferred Shares shall be set forth in the form of the Amended and Restated Certificate of Determination (the "CERTIFICATE OF DETERMINATION") in the form annexed hereto as Exhibit B. The purchase price per Preferred Share shall be $1.85, for an aggregate purchase price of $925,000. The purchase price of the Warrant shall be $75,000. The shares of Common Stock issuable upon conversion of the Preferred Shares shall be hereinafter referred to as the "CONVERSION SHARES".

               (b) Closing. The closing of the purchase and sale of the Preferred Shares and the Warrant (the "CLOSING") shall take place at the offices of Hertzog, Calamari & Gleason, 100 Park Avenue, New York, New York, at 10:00 A.M. on September 22, 1997, or such later date on which the conditions set forth in Sections 6 and 7 hereof shall have been satisfied or waived; provided, however, that the Closing, in no event, shall occur later than




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October 6, 1997. The date of the Closing shall be hereinafter referred to as the
"CLOSING DATE."

               (c) Delivery. At the Closing, the Company shall deliver to the Investor a stock certificate representing the Preferred Shares and the Warrant against payment of the purchase price therefor by wire transfer of immediately available funds to the account of the Company. In addition, the Company shall deliver to the Investor such other agreements, documents, certificates and opinions as specified in this Agreement or as may reasonably be requested by the Investor.

               2. Representations and Warranties of Investor. The Investor represents and warrants to the Company as follows:

               (a) Authorization. The Investor has the necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of, and the performance under, this Agreement by the Investor will not conflict with any rule, regulation, judgment or agreement applicable to the Investor. All actions on the Investor's part required for lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

               (b) Purchase for Investment. The Investor is purchasing the Preferred Shares and the Warrant, and will purchase the Conversion Shares and the Warrant Shares (together with the Preferred Shares, the Warrant and the Conversion Shares, the "SECURITIES"), for investment purposes only and not with a view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act of 1933 (the "SECURITIES Act"). The Investor understands that it must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available. Notwithstanding anything in this Section 2(b) to the contrary, the Investor, by making the representations herein, does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of such Securities at any

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time in accordance with or pursuant to registration or an exemption therefrom under the Securities Act.

               (c) Reliance On Exemptions. The Investor understands that the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

               (d) Access to Information. The Investor has been afforded an opportunity to ask questions of the Company's representatives concerning the Company in making the decision to purchase the Preferred Shares and the Warrant, and such questions have been answered to its satisfaction. However, neither the foregoing nor any other due diligence investigation conducted by the Investor or on its behalf shall limit, modify or affect the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

               (e) Governmental Review. The Investor understands that no Federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

               (f) Investor's Qualifications. The Investor is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act ("REGULATION D"). The Investor is capable of evaluating the merits and risks of an investment in the Securities and is financially capable of bearing a total loss of this investment.

               (g) Location. The office or offices of the Investor in which its investment decision was made is located at the address of Investor set forth on the signature page hereto.

               (h) Restrictions on Transfer. The Investor understands that it may not transfer any of the Securities unless

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such Securities are registered under the Securities Act or unless an exemption from registration and qualification requirements are available under the Securities Act and applicable state securities laws. The Investor understands that the Securities shall bear the following legend until such time as they have been registered under the Securities Act or have been sold under Rule 144 under the Securities Act ("RULE 144"):

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS THE SECURITIES ARE SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

               3. Representations and Warranties of the Company. Except as set forth in the Schedule of Exceptions attached hereto as Exhibit C, the Company represents and warrants to the Investor as follows:

               (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary corporate power and authority to own or lease its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary. Except for Deltco of Wisconsin, Inc., a Wisconsin corporation (the "SUBSIDIARY"), the Company has no subsidiaries and no equity interests in any corporation, partnership, joint venture or other entity.

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               (b) Subsidiary. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Wisconsin, and has all necessary corporate power and authority to own or lease its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary. The Company owns all of the capital stock of the Subsidiary.

               (c) Requisite Power and Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including without limitation the issuance of the Securities. All corporate action of the Company required for the execution and delivery of this Agreement and issuance and delivery of the Securities has been duly and effectively taken, and no further actions, authorizations or consents, including without limitation any of the shareholders of the Company, are required. Each of this Agreement and the Warrant constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor's rights, (ii) as limited by general principles of equity that restrict the availability of equitable remedies and
(iii) as the indemnity provisions of Section 4(e) of this Agreement may be limited by law. The Preferred Shares, when issued and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Conversion Shares and the Warrant Shares, if and when issued and delivered in compliance with the provisions of this Agreement, the Certificate of Determination or the Warrant, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. Assuming the truth and accuracy of the representations and warranties of the Investor contained in Section 2 hereof at the time of each respective issuance, all the Securities will be issued in


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compliance with Federal and state securities laws. The Company has reserved a sufficient number of shares of Common Stock necessary for issuance of the Conversion Shares and the Warrant Shares.

               (d) SEC Documents. Since August 2, 1995, the Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, statements, schedules and other documents (collectively, the "SEC DOCUMENTS") required to be filed by it pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents (the "FINANCIAL STATEMENTS") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except (i) as may be indicated in the notes to the Financial Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-QSB under the Exchange Act, the Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles consistently applied and fairly present in all material respects the financial position of the Company as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments). Other than liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements, there are no liabilities of the Company or the Subsidiary, whether absolute, contingent or otherwise, which have not been reflected in the Financial Statements, which liabilities, individually or in the aggregate, are material to the financial condition or operating results of the Company.


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               (e) Capitalization. The capitalization of the Company as of the date hereof, including (i) the authorized capital stock, (ii) the number of shares issued and outstanding and in treasury, (iii) the number of shares reserved for issuance pursuant to stock option, employee benefit or other plans,
(iv) the number of shares reserved for issuance and/or issuable pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock, (v) the number of outstanding securities convertible into or exchangeable for any shares of the Company's capital stock and (vi) the number of shares to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrant, is set forth on Schedule 3(e). All outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3(e), the Company has (i) no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, (ii) no contracts, rights, options, warrants, rights to subscribe to, calls or other agreements or commitments of any nature whatsoever relating to the purchase or other acquisition of any shares of its capital stock or securities convertible into or exchangeable for any shares of it capital stock or (iii) any shares reserved for issuance.

               (f) No Conflicts. Neither the execution, delivery and performance by the Company of this Agreement nor the consummation of the transactions contemplated hereby has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Articles of Incorporation or bylaws of the Company or material contracts to which the Company is a party or Federal or state laws, rules or regulations, writs, orders, judgments or decrees which are applicable to the Company or the Subsidiary or their respective assets.

               (g) Consents. No approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory or self regulatory agency, or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Company, or enforcement against the Company, of this

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Agreement, the issue and delivery of any of the Securities or any other transactions contemplated hereby except for (i) the filing of the Certificate of Determination which shall be duly filed and effective prior to the Closing, (ii) the filing of a Form D with the SEC and the California Department of Corporations, (iii) filings required under state "blue sky" laws, (iv) the filing of a Notice of Listing of Additional Shares with The Nasdaq Stock Market in connection with the issuance of the Conversion Shares and the Warrant Shares, and (v) the filing of a registration statement on Form S-3 with the SEC and the receipt of an order declaring effectiveness from the SEC with respect thereto.

               (h) No Material Adverse Change. Since June 30, 1997, the business of the Company and the Subsidiary has been operated in the ordinary course and substantially consistent with past practice, and there has not been any material adverse change in the business, assets, financial condition, results of operations, affairs or prospects of the Company and the Subsidiary (a "MATERIAL ADVERSE CHANGE"). Since June 30, 1997, the Company has not (i) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (ii) declared or made any payment or distribution to its stockholders as such, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so: (iii) mortgaged, pledged or subjected to any lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course; (iv) sold, transferred or leased any of its assets except for fair value in the ordinary course; (v) increased the compensation payable to any of its officers or other employees, consultants or representatives by greater than $10,000; (vi) cancelled or compromised any debt or claim, or waived or released any right of material value; (vii) entered into any transaction other than in the ordinary course; (viii) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto; or (ix) agreed to do any of the foregoing (other than pursuant hereto).

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               (i) Litigation. There is no action, suit, proceeding or
investigation pending or, to the Company's knowledge, currently threatened against the Company or the Subsidiary, or any of their respective directors or officers in their capacities as such, that questions the validity of this Agreement or the issuance of the Securities, or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any Material Adverse Change or in any change in the current equity ownership of the Company. Neither the Company nor the Subsidiary is a party to or has had entered against it any order, writ, injunction, judgment, stipulation or decree of any court, administrative agency, commission, regulatory authority, other government agency or instrumentality or self-regulatory agency.

               (j) No Default. Neither the Company nor the Subsidiary is in violation of or default under any provision of its Articles of Incorporation or by-laws or in default under (and no event has occurred which, with notice or lapse of time or both, would put the Company or the Subsidiary in default under), nor has there occurred any event giving others (with notice or lapse of time of both) any rights of termination, amendment, acceleration or cancellation of, any contract, commitment, indenture or instrument to which it is a party or by which it or its properties or assets is bound or affected except for possible defaults or rights which would not, individually or in the aggregate, result in a Material Adverse Change. To the best of the Company's knowledge, no other party is in material default under or in material breach or violation of any material contract, commitment or instrument to which the Company or the Subsidiary is a party or by which any of their properties or assets are bound or affected.

               (k) Compliance with Laws. Each of the Company and the Subsidiary is in compliance and has conducted its business and operations so as to comply with all laws (including without limitation environmental laws), ordinances, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign. The Company has not during the past three years received

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any notice relating to any violation or potential violation of applicable law or regulations.

               (l) Title. The Company and the Subsidiary have good and marketable title to all real and personal property owned by them which is material to the business of the Company and the Subsidiary, in each case free and clear of all liens, encumbrances and defects. Any property, real or personal, held under lease by the Company or the Subsidiary is held by them under valid and enforceable leases.

               (m) Intellectual Property. Each of the Company and the Subsidiary owns, or possesses adequate and enforceable rights to use, all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge and, to its knowledge, all patents and patent applications (collectively, the "INTANGIBLES") necessary for the conduct of its business. To the knowledge of the Company, neither the Company nor the Subsidiary has infringed or currently infringes or is in conflict with any right of any other person with respect to any Intangibles. To the knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or the Subsidiary.

               (n) Registration Rights. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity other than the Investor. None of the registration rights disclosed on the Schedule of Exceptions is senior in priority to the registration rights granted in this Agreement.

               (o) Nasdaq Requirements. The Common Stock has been designated for inclusion in The Nasdaq SmallCap Market upon prior application and meets all applicable requirements of the Nasdaq Stock Market ("NASDAQ") Marketplace Rule 4300 Series and any other applicable requirements for such listing. The issuance and sale of the Securities will not, when issued and sold in accordance

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with this Agreement, violate any applicable Rule of Nasdaq. The Company has not received notification, written or oral, that (i) the termination of the inclusion of the Common Stock on The Nasdaq SmallCap Market is pending or under consideration or (ii) the Company has failed to satisfy any requirement of the Rule 4300 Series or any other applicable requirement of Nasdaq. The Company does not reasonably anticipate that the Common Stock will be delisted from Nasdaq for the foreseeable future.

               (p) Registration Statement. The Company is currently eligible to register the resale of its Common Stock under the Securities Act under a registration statement on Form S-3. To the best of the Company's knowledge, there exist no facts or circumstances that would inhibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Conversion Shares and the Warrant Shares.

               (q) No Misrepresentation. No representation or warranty by the Company in this Agreement and no statements of the Company contained in any document (including without limitation any SEC Document), certificate, schedule or other information furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or the Subsidiary or their respective businesses, affairs, assets, properties, prospects, operations or financial conditions which has not been publicly disclosed, but which, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities. The Company has delivered true and complete copies of all documents requested by the Investor.

               (r) Anti-Dilution and Other Shares. No shareholder of the Company or other person or entity has any preemptive right of


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subscription or purchase or contractual right of first refusal or similar right with respect to the Securities. Issuance of the Securities will not result in the issuance of any additional shares of Common Stock or the triggering of other anti-dilution or similar rights contained in any options, warrants, debentures or other agreements or commitments of the Company.

               (s) No Brokers or Finders. No person or entity has or will have, as a result of any act or omission by the Company, any right, interest or valid claim against the Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

               (t) Option Plan. The Company represents and warrants that (i) its Board of Directors had intended that the maximum number of shares of Common Stock which could be sold pursuant to Options (as defined in the Company's 1995 Stock Option Plan) under the Company's 1995 Stock Option Plan was to remain, following a reverse stock split effected by the Company on July 18, 1995, 500,000 shares and (ii) that the number of shares of Common Stock currently reserved for issuance by the Board of Directors under such Plan is 500,000 shares.

               4. Registration Rights.

               (a) Definitions. For purposes of this Section 4:

               (i) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and pursuant to Rule 415 under such Act (or any successor rule providing for the offering of securities on a continuous basis), and the declaration or ordering of effectiveness of such registration statement by the SEC.

               (ii) "Registrable Securities" means all shares of Common Stock of the Company issued and issuable as Conversion Shares or Warrant Shares, and any shares of Common Stock issued or issuable, from time to time (with any adjustments), as a

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          distribution on, in exchange for or otherwise with respect to the foregoing.

               (iii) "Holder" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights under this Section 4 have been assigned in accordance with this Agreement and, as the case may be, the terms of the Warrant.

               (b) Shelf Registration.

               (i) The Company, within 45 days following the Closing Date, shall file a registration statement under the Securities Act on Form S-3 (or, if not available, on such Form as is then available to effect a registration of all Registrable Securities, subject to the consent of the Investor) for, and shall obtain all such qualifications and compliances as may be required and as would permit the sale and distribution of, all Registrable Securities, and shall use its best efforts to secure the effectiveness of such registration statement no later than 90 days following the Closing Date.

               (ii) The Company shall pay all expenses incurred in connection with any registration, qualification and compliance (excluding underwriters' and brokers' discounts and commissions), including, without limitation, all filing, registration and qualification fees, printer and accounting fees and reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company; provided, however, that the Company shall be required to pay expenses incurred in connection with the qualification of the Registrable Securities under blue sky laws only in California, New York and such other states as the Holders shall reasonably request.

               (iii) The Company shall use its best efforts to cause the registration statement filed pursuant to this Section 4(b) to remain effective until the earliest of (A) the date on which all Registrable Securities shall have been sold, (B) the date

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          on which all Registrable Securities, in the opinion of counsel to the
          Holder may be sold immediately to the public in any single three-month period pursuant to Rule 144 or (C) the fifth anniversary of the Closing.

               (c) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as possible:

               (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to keep the registration statement effective for the period set forth in Section 4(b)(iii) hereof.

               (iii) Furnish to each Holder and its legal counsel (A) promptly after filing with the SEC, one copy of such registration statement and any amendment thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto and each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each correspondence therefrom, (B) on the date of effectiveness of such registration statement or amendment, a notice that such registration statement or amendment has been declared effective, and (C) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments thereto and such other documents as any Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such Holder that are included in such registration statement.

               (iv) Use its best efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of

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          such states and jurisdictions as shall be reasonably requested by any
          Holder, and maintain the effectiveness of such registrations and qualifications, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (v) Use its best efforts promptly to secure the designation and quotation of all Registrable Securities covered by a registration statement on Nasdaq.

               (vi) Notify each Holder of Registrable Securities included in such registration statement, at any time when a prospectus relating thereto shall be required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and upon such notice the Company shall promptly correct such misstatement or omission and deliver to each Holder copies of the corrected prospectus.

               (vii) Take all reasonable actions required to prevent the entry of any stop order issued or threatened by the SEC or any state regulatory authority with respect to any registration statement covering Registrable Securities, and notify each Holder of any such stop order or take all reasonable actions to remove it if entered.

               (viii) Permit one counsel designated by the Holders to review such registration statement and all amendments and supplements thereto in a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel shall reasonably object.

               (d) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action

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pursuant to Section 4(b) that a selling Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such Securities as reasonably shall be required to effect the registration of the Registrable Securities.

               (e) Indemnification. In the event that any Registrable Securities shall be included in a registration statement under this Agreement:

                 (i) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, shareholders, officers and directors of each Holder, any underwriter (as defined in the Securities
     Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any joint or several losses, claims, damages, liabilities or expenses (together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Company shall file any amendment thereof or supplement thereto with the
     SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to such registration statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). The Company shall reimburse the indemnified party promptly, as such expenses shall be incurred and shall be due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. The indemnification agreement contained in this Section 4(e)(i): (i) shall not apply to a Claim arising out of or based upon a Violation which shall occur in reliance upon and in conformity with information furnished in writing to the Company by such indemnified party expressly for use in connection with such registration statement or any such amendment or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement shall be effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any indemnified party if the untrue statement or omission of material fact in any prospectus shall have been corrected on a timely basis and the indemnified party shall have failed to utilize such corrected prospectus. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 8.

                 (ii) In connection with any registration statement in which a Holder shall participate, such Holder, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signs the registration statement, its employees, agents, attorneys and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other shareholder selling securities pursuant to such registration statement or any of its directors or officers or any person who controls such underwriter or shareholder within the meaning of the Securities Act or the Exchange Act, against any Claim to which any of them may become subject, under the Securities

     Act, the Exchange Act or otherwise, insofar as such Claim shall arise out of or shall be based upon any Violation, in each case to the extent (and only to the extent) that such Violation shall occur in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration statement. Such Holder shall reimburse the indemnified party for any reasonable legal or other reasonable expenses (promptly as such expenses shall be incurred and shall be due and payable) incurred in connection with investigating or defending any such Claim. The indemnity agreement contained in this Section 4(e)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement shall be effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld and; provided, further, that the total amounts payable by a Holder under this Section 4(e)(ii) shall not exceed the aggregate proceeds (net of discounts or commissions) received by such Holder upon the sale of such Holder's Registrable Securities included in such registration statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 4(e)(ii) shall not inure to the benefit of any other shareholder selling securities pursuant to the registration statement if the untrue statement or omission of material fact in any prospectus shall have been corrected on a timely basis in the prospectus and such shareholder shall have failed to utilize such corrected prospectus.

                 (iii) Promptly after receipt by an indemnified party under this
     Section 4(e) of notice of the commencement of any action (including, without limitation, any governmental action), such indemnified party, if a claim in respect thereof shall be made against any indemnifying party under this Section 4(e), shall deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall be entitled to participate therein, and, to the extent it desires, to assume the defense thereof, with counsel mutually satisfactory to the indemnified person, after which the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnified party shall have the right to retain its own counsel, with fees and expenses to be paid by the indemnifying party, if the indemnifying party shall have failed to assume the defense of any such action or if, in the reasonable opinion of counsel retained by the indemnifying party, representation of such indemnified party by the counsel retained would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. No indemnifying person shall be responsible for paying the fees and expenses of more than one separate counsel for all indemnified parties. Failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any action, if the indemnifying party shall be materially prejudiced thereby, shall relieve such indemnifying party of liability, but only to the extent that such indemnifying party shall be prejudiced with respect to a specific claim. An indemnified party shall not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of a judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of such indemnifying party from all liability arising out of such claim, action, suit or proceeding.

                 (iv) If the indemnification provided for in Sections 4(e)(i) or 4(e)(ii) hereof is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any liability under the Securities Act, then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact shall have related to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission; provided, that, in no event, shall any contribution under this Section (iv) by any Holder exceed the proceeds from the offering received by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity who shall not have been guilty of such fraudulent misrepresentation.

               (f) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, while a public market shall exist for the Common Stock of the Company, the Company shall:

                 (i) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times while the Company shall be reporting under the Exchange Act;

                 (ii) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (iii) So long as a Holder shall own any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Securities without registration.

               (g) Default Shares. In the event that the registration statement to be filed pursuant to Section 4(b) shall not be declared effective by the SEC within 135 days from the Closing Date (the "DEFAULT DATE"), regardless of whether or not such registration statement shall have been filed, the Company shall issue and deliver, free of charge and without cost, to the Investor (i) within 10 days of the Default Date, certificates representing a number of fully paid, non-assessable shares of Common Stock equal to 5% of the Conversion Shares and the Warrant Shares and (ii) within 10 days of the last date of each additional 30-day period in which such registration statement shall not have been declared effective by the SEC, additional certificates representing a number of fully paid, non-assessable shares of Common Stock equal to 5% of the Conversion Shares, the Warrant Shares and any issued Default Shares. Notwithstanding anything to the contrary contained in this Section 4(g), the 135-day period preceding the Default Date or an additional 30-day period referred to above shall be extended for a period of time equal to the number of days in which an act of God, earthquake, fire, other natural disaster, shut-down of the United States government, strike or act of war occurring during such period continues and reasonably prevents action from being taken to achieve effectiveness of the registration statement. Any and all shares of Common Stock issued and delivered by the Company pursuant to this Section 4(g) shall constitute "Registrable Securities," and the Company shall be required to register them under the Securities Act in accordance with the provisions of this Agreement.

               (h) Holder Delivery Obligations. A Holder shall comply with applicable provisions of the Securities Act and state securities or "blue sky" laws in connection with the use or delivery of any preliminary or final prospectus.

               5. Covenants of the Company. The Company hereby covenants that:

               (a) Exchange Act Filings. The Company shall use its best efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and, promptly upon filing, deliver copies of such reports to the Investor.

               (b) Authorized Shares. The Company shall, from and at all times after the Closing, maintain a reserve of authorized shares of Common Stock sufficient to cover the issuance of the Conversion Shares and the Warrant Shares.

               (c) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities as set forth on Schedule 5(c).

               (d) Nasdaq Requirements. The Company shall use its best efforts to continue to meet all requirements necessary for inclusion of the Common Stock in The Nasdaq SmallCap Market, including, without limitation, those set forth in the Nasdaq Marketplace Rule 4300 Series. The Company shall use its best efforts, including, without limitation, promptly filing any notification, application, form or other information and paying any fees, to list on The Nasdaq SmallCap Market all of the Conversion Shares and Warrant Shares.

               (e) Nasdaq Cap. Unless permitted by the applicable rules and regulations of Nasdaq (or the principal exchange on which the Common Stock shall be listed or traded), the Company shall not grant or issue any additional shares, or options, warrants, securities or other rights exercisable for, convertible into or exchangeable for shares, of Common Stock, or enter into any other commitments or agreements which call for the grant or issuance thereof, if, following such grant or issue, the aggregate maximum number of shares of Common Stock (i) issued or issuable upon conversion of the Preferred Shares,
(ii) issued under the

Certificate of Determination as dividends, (iii) issued as Default Shares under
Section 4(g) hereof, (iv) issued or issuable upon exercise of the Warrant and
(v) issued or issuable upon exercise of up to 100,000 warrants issued to LBC Capital Resources, Inc. ("LBC") pursuant to that certain letter agreement, dated May 9, 1997, between the Company and LBC would equal or exceed 20% of the total shares of Common Stock outstanding on the Closing Date. Unless permitted by the applicable rules and regulations of Nasdaq (or the principal securities exchange on which the Common Stock shall be listed or traded), the aggregate number of shares of Common Stock (i) issued or issuable upon conversion of the Preferred Shares, (ii) issued under the Certificate of Determination as dividends, (iii) issued as Default Shares under Section 4(g) hereof, (iv) issued or issuable upon exercise of the Warrant and (v) issued or issuable upon exercise of up to 100,000 warrants issued to LBC pursuant to that certain letter agreement, dated May 9, 1997, between the Company and LBC shall not exceed the number of shares of Common Stock that the Company can issue pursuant to Nasdaq Marketplace Rule 4310(c)(25)(H) (as amended as set forth in SEC Release No. 34-38469). (a)

               (f) Management and Other Rights. At no time shall the Company have outstanding more than an aggregate of 925,000 (i) shares of Common Stock and/or (ii) options, warrants, securities or other rights to acquire, exercisable for, convertible into or exchangeable therefor (or enter into any other commitments or agreements which call for the grant or issuance thereof) which were issued or granted to management, other employees, directors or consultants as compensation. For purposes of this Section 5(f), Common Stock shall not include any shares outstanding as of the date hereof and "warrants" shall include any warrants issued to LBC pursuant to that certain letter agreement, dated May 9, 1997, between the Company and LBC. The provisions of this Section 5(f) shall cease to apply at such time as there shall be less than 100,000 Preferred Shares outstanding.

               (g) Grant of Registration Rights. Prior to the date on which the Conversion Shares shall have been issued, the Company shall not grant or issue to any person or entity any registration rights senior in priority to the rights granted under this Agreement.

               (h) Certain Legal Expenses. The Company shall pay to Hertzog, Calamari and Gleason, counsel to the Investor, at the Closing, its fees and expenses with respect to this Agreement and the transactions contemplated hereby in an amount not to exceed $15,000.

               (i) Removal of Legends. Any legend endorsed on a certificate pursuant to Section 2(h) and any related stop transfer instructions with respect to such Securities shall be removed, and the Company shall issue promptly a certificate without such legend to the holder thereof, if (i) such Securities have been transferred pursuant to a registration statement declared effective under the Securities Act, (ii) such legend may be properly removed under the terms of Rule 144 or (iii) such holder shall provide the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Securities may be made without registration.

               (j) Board Representation. So long as the Investor owns at least 200,000 Preferred Shares or at least 10% of the outstanding Common Stock, the Investor shall have the right to appoint one person, reasonably acceptable to the Company, as a director on the Board of Directors of the Company.

               (k) Amendments to the Certificate of Determination. On or before September 22, 1997, the Company shall duly file with the appropriate regulatory agencies in California an amendment to the original certificate of determination of the Series A Convertible Preferred Stock filed and effective on September 9, 1997, in such form that after such amendment shall have been accepted for filing and become effective, the certificate of determination of the Series A Convertible Preferred Stock shall be in the form of the Certificate of Determination annexed hereto as Exhibit B. The Company shall use its best efforts to cause the Certificate of Determination to be accepted for filing and become effective.

               6. Conditions to Obligations of the Investor. The obligation of the Investor to purchase the Preferred Shares and the Warrant at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Investor:

               (yy) Representations and Warranties; Performance of Obligations. The representations and warranties of the Company set forth in this Agreement shall have been true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. The Company shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement on or prior to the Closing Date.

               (a) Consents and Waivers. The Company shall have made all filings and obtained any and all consents (including, without limitation, all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including, without limitation, a waiver relating to Section 6.13 of that certain warrant to purchase shares of Common Stock, dated June 8, 1995, issued to AM-RE Services, Inc.

               (b) No Litigation or Legislation. No Federal, state or local statute, rule or regulation shall have been enacted prior to the Closing, and no litigation, proceeding, government inquiry or investigation shall be pending, which prohibits or seeks to prohibit or materially restricts the consummation of the transactions contemplated by this Agreement or the other agreements referred to herein, or materially restricts or impairs the ability of the Investor to own an equity interest in the Company.

               (c) Compliance Certificate. The Company shall have delivered to the Investor a certificate, executed by the Chairman of the Board and Chief Executive Officer of the Company, dated the

Closing Date, certifying to the fulfillment of the conditions specified in
Section 6(a).

               (d) Opinion of Counsel. The Investor shall have received from Cooley Godward LLP, counsel to the Company, an opinion addressed to the Investors, dated the Closing Date, in substantially the form attached hereto as Exhibit D.

               (e) Certificate of Determination. The Company shall have duly filed with the Secretary of State of the State of California the Certificate of Determination and such Certificate of Determination shall have been accepted for filing and become effective.

               7. Conditions to Obligation of the Company. The obligation of the Company to sell and issue the Preferred Shares and the Warrant to the Investor at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) Representations and Warranties. The representations and warranties made by the Investor in this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

               (b) No Litigation or Legislation. No Federal, state or local statute, rule or regulation shall have been enacted after the date hereof, and no litigation, proceeding, government inquiry or investigation shall be pending, which prohibits or seeks to prohibit or materially restricts the consummation of the transactions contemplated by this Agreement or the other agreements referred to herein, or materially restricts or impairs the ability of the Investor to own an equity interest in the Company.

               (c) Certificate of Determination. The Certificate of Determination shall have been accepted for filing and become effective.

8.      Miscellaneous.

               (a) Survival. All representations, warranties and covenants of the parties contained herein shall survive the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and the Investor irrevocably consent to the exclusive jurisdiction of the United States Federal courts located in New York County, New York, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process on the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Investor to serve process in any manner permitted by law.

               (c) Finder's Fee. Each party agrees to indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees or representatives shall be responsible.

               (d) Further Assurances. Each party, whether prior to or after the Closing, shall execute, acknowledge and deliver all such other instruments and documents, and shall take all such other actions, as may be reasonably requested by the other party for the purpose of effecting and evidencing the consummation of the transactions contemplated by this Agreement.

               (e) Successors. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto; provided, however, that the rights of the Investor hereunder may be transferred in connection with a transfer by such Investor of all or part of the Securities in accordance with the terms of this Agreement or the terms of the Warrant, as applicable. Any transferee of any of the Securities to whom rights are so transferred, other than an affiliate of the Investor, shall be required, as a condition precedent to acquiring such Securities, to agree in writing to be bound by all the terms and conditions of this Agreement.

               (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (g) Entire Agreement. This Agreement, including and incorporating all Schedules and all Exhibits hereto and referred to herein, constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, understandings and agreements, written or oral, among the parties with respect to the subject matter hereof.

        Notices. All notices required to be given hereunder shall be in writing and shall be given by personal delivery, facsimile transmission, nationally recognized overnight carrier (prepaid) or registered or certified mail, postage prepaid with return receipt requested. Notices shall be addressed, if to the Company, at its principal corporate offices located at 9985 Businesspark Avenue, Suite A, San Diego, California, 92131, facsimile No.: (619) 549-5133, Attention:
David P. Kern and, if to the Investor, at 153 E. 53rd Street, 51st Floor, New York, New York 10022, facsimile No.: (212) 832-6141, Attention: Austin W. Marxe. Notices delivered personally shall be deemed given as of actual receipt; notices sent via facsimile transmission shall be deemed given as of one business day following receipt by the sender of written confirmation of transmission thereof; notices sent via overnight courier shall be deemed given as of one business day following sending; and notices mailed shall be deemed given as of five business days after proper mailing. A party may change his or its address by written notice in accordance with this Section 8(h).

               (h) Amendments and Waivers. Except as otherwise provided herein, this Agreement may not be amended, and no term of the Agreement may be waived, except pursuant to the written consent of the Company and the Investor.

               (i) Severability. If one or more provisions of this Agreement shall be held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement to the extent unenforceable and the balance of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

               (j) Expenses. Except as otherwise provided herein, the parties hereto shall pay their own costs and expenses.

               (k) Publicity. The parties shall consult with each other, to the extent practicable, as to the form and content of any press releases and other third party communications or disclosures relating to this Agreement or the transactions contemplated hereby, and shall use reasonable efforts, acting in good faith, to agree upon disclosure which shall be satisfactory to both parties.

               (l) Headings. The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of, this Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                             PLANET POLYMER TECHNOLOGIES, INC.

                             By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:
                                   ---------------------------------------

                             SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.



                            By:
                                ------------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:
                                   ---------------------------------------
                             Address:     153 E. 53rd Street
                                          51st Floor
                                          New York, New York 10022

                                        EXHIBIT A


                                     FORM OF WARRANT

                                        EXHIBIT B


                              CERTIFICATE OF DETERMINATION

                                        EXHIBIT C


                                 SCHEDULE OF EXCEPTIONS

                                        EXHIBIT D


                            OPINION OF COUNSEL TO THE COMPANY

                                      SCHEDULE 3(e)

                                     Capitalization

                                      SCHEDULE 5(c)

                                     Use of Proceeds